                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE

COMPANY CONTACT:

Karl Spurzem                                            Michael Sophie
Investor Relations                                      Chief Financial Officer
(408) 866-3666                                          (408) 866-3666


                 P-COM, INC. ANNOUNCES RECORD NET SALES AND
                    NET INCOME FOR THIRD QUARTER OF 1997
--------------------------------------------------------------------------------

        CAMBELL, CA USA (October 16, 1997) - P-Com, Inc. (NASDAQ National
Market: PCMS), reported results for its third quarter ended September
30, 1997 with sales of $51.5 million, a 91% increase over $27.0 million in sales for the comparable quarter of 1996. For the nine months ended September 30, 1997, sales were $139.2 million, a 106% increase over the $67.7 million for the same period in 1996. The results include the effects of the pooling of interest accounting treatment for the financial statements of Control Resource Corporation which the Company acquired on May 29, 1997. The share information also reflects the two-for-one stock split effected on September 26, 1997.

        The Company's net income increased 102% to $5.1 million for the third quarter of 1997 compared to a net income of $2.5 million for the comparable period last year. The net income results of $0.12 per share with weighted average common and common equivalent shares of 43.6 million in the third quarter of 1997 compares to a net income per share of $0.06 with weighted average common and common equivalent shares of 41.2 million for the prior year's third quarter. For the nine months ended September 30, 1997, the Company's net income was $11.1 million or $0.26 per share, compared to $4.6 million or $0.12 per share for the comparable period in 1996.

        P-Com's Chairman and Chief Executive Officer George P. Roberts said, "Demand for P-Com products and services increased during the third quarter. Our strategy for providing systems and services for worldwide network solutions generated market penetration and created opportunities in new regions around the world."

                                   -more-

P-COM, INC. ANNOUNCES RECORD NET SALES AND NET
INCOME FOR THIRD QUARTER OF 1997
--------------------------------------------------------------------------------

        Michael J. Sophie, Chief Financial Officer and Vice President, Finance added, "Our acquisition strategy continued to expand our product and service presence with our customer base."

        P-Com, Inc. develops, manufactures and markets network access systems for the worldwide wireless telecommunications market. The point-to-point and spread spectrum radio links provided by P-Com are designed to satisfy the network requirements of cellular and personal communications services, corporate communications, public utilities and local governments.

        Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, reliance upon subcontractors, fluctuations in customer demand and commitments, both in timing and volume, the Company's ability to have available an appropriate amount of production capacity in a timely manner, the ability of the Company's customers to finance their purchases of the Company's products and/or services, the timing of new technology and product introductions and the risk of early obsolescence. Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.

        P-Com, Inc., with world headquarters in Campbell, California, USA and offices in Florida, New Jersey, Virginia, the UK, Italy, France, Germany, Mexico and Singapore, is committed to designing, manufacturing and marketing highly reliable and cost-effective radio transmission systems for the worldwide telecommunications industry. P-Com, Inc. is an ISO 9001 certified company. For additional information, contact P-Com at:

    P-Com, Inc. _ 3175 S. Winchester Boulevard _ Campbell, CA 95008 _ USA
                  TEL: (408) 866-3666 _ FAX: (408) 866-3655

                                  --more--

                                  P-COM, INC.

                         CONSOLIDATED BALANCE SHEETS*
                                (In thousands)


                                                September 30, 1997              December 31,
                                                    (unaudited)                     1996
                                                ------------------           ------------------
ASSETS
------
Current assets:
        Cash and cash equivalents                     $ 10,329                    $ 42,025
        Accounts receivable, net                        62,613                      42,804
        Inventory                                       50,266                      30,819
        Prepaid expenses and other
        current assets                                  10,512                       8,065
                                                 ------------------          ------------------
                Total currents assets                  133,720                     123,713

Property and equipment, net                             23,356                      19,955
Goodwill and other assets                               40,310                       2,573
                                                 ------------------          ------------------
                                                      $197,386                    $146,241
                                                 ==================          ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
        Accounts payable                              $ 25,320                    $ 23,960
        Accrued employee benefits                        2,892                       1,378
        Other accrued liabilities                        3,950                       5,160
        Income taxes payable                             5,954                       2,494
        Borrowings under line of credit                 17,107                       2,116
                                                 ------------------           ------------------
                Total current liabilities               55,223                      35,108

Long-term debt                                           2,389                         260

Minority interest                                          653                         619

Stockholders' equity:
        Common stock                                         4                           4
        Additional paid-in capital                     130,809                     112,423
        Retained earnings                                8,812                      (2,246)
        Cumulative translation adjustment                 (504)                         73
                                                 ------------------           ------------------
                Total stockholders' equity             139,121                     110,254
                                                 ------------------           ------------------
                                                      $197,386                    $146,241
                                                 ==================           ==================

--------------------------------------
* On May 29, 1997, the Company acquired Control Resources Corporation in a stock-for-stock merger. This transaction has been accoutned for based on the pooling-of-interests method of accounting. As a result, prior period amounts present the effect of a pooling of interests transaction as if the two companies had been combined for all periods presented. The Company's results also reflect a two for one stock split paid in the form of a 100% stock dividend effective September 26, 1997.

                                    -more-

                                 P-COM, INC.
                    CONSOLIDATED STATEMENT OF OPERATIONS*
              (In thousands, except per share data, unaudited)


                                              Three Months Ended Sept. 30,          Nine Months Ended Sept. 30,
                                             ----------------------------           ----------------------------
                                              1997                1996                1997                1996
                                             -------            --------             --------            -------
Net sales                                    $51,473            $27,016             $139,244            $67,689
Cost of sales                                 29,169             15,997               80,799             40,606
                                             -------            -------             --------            -------
        Gross profit                          22,304             11,019               58,445             27,083
                                             -------            -------             --------            -------
Operating expenses:
        Research and development               7,081              5,464               20,906             13,857
        Sales and marketing                    3,870              1,667               10,468              4,604
        General and administrative             2,831              1,385                8,111              3,767
        Goodwill amortization                    693                111                1,748                185
                                             -------            -------             --------            -------
          Total operating expenses            14,475              8,627               41,233             22,413
                                             -------            -------             --------            -------
Income from operations                         7,829              2,392               17,212              4,670
Interest and other income(expense), net        (112)               372                 (181)              (501)
                                             -------            -------             --------            -------
Income before income taxes                     7,717              2,764               17,031              5,171
Provision for income taxes                     2,621                240                5,974                597
                                             -------            -------             --------            -------
Net income                                   $ 5,096            $ 2,524             $ 11,057            $ 4,574
                                             =======            =======             ========            =======
        Net income per share                 $  0.12            $  0.06             $   0.26            $  0.12
                                             =======            =======             ========            =======
Weighted average common and
  common equivalent shares                    43,592             41,190               42,400             38,690
                                             =======            =======             ========            =======


----------------------------
*On May 29, 1997, the Company acquired Control Resources Corporation in a stock-for-merger. This transaction has been accounted for based on the pooling-of-interests method of accounting. As a result, prior period amounts present to the effect of a pooling of interst transaction as if the two companies had been combined for all periods presented. The Company's results also reflect a two-for-one stock split paid in the form of a 100% stock dividend effective September 26, 1997.

                                      ###